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                                   EXHIBIT 99



                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT

Ithaca, Michigan, November 29, 2004

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that on November 11, 2004, the Board of Directors declared a cash dividend of 12 cents per share to be paid on January 3, 2005, to shareholders of record as of December 17, 2004.

Commercial Bank with assets of $246,000,000, operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mt. Pleasant, Pompeii, and St. Louis.


Contact:
Dan Raleigh
Vice President
989-875-5504